Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-93768, 333-08886 and 333-109500) of Lydall, Inc. of our report dated February 6, 2004 relating to the financial statements and financial statement schedule, which appears in this Annual Report on Form 10-K for the year ended December 31, 2003.

/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP Hartford, Connecticut March 12, 2004